Exhibit 10.30
FORM OF

NOTICE OF GRANT OF RESTRICTED STOCK UNIT AWARD AND AGREEMENT

UNDER NETLOGIC MICROSYSTEMS’ 2004 EQUITY INCENTIVE PLAN

Name of Participant:

Grant Date:

Number of RSUs (at 100% of Attainment):

Vesting Commencement Date:

Vesting Schedule:

Plan Under Which Award Granted:

Term:

Grant Number:

NetLogic Microsystems, Inc. (the “Company”) has granted you (the “Participant”)  an award of the number of Restricted Stock Units (“RSUs”) (as defined in Section 7.4 of the Company’s 2004 Equity Incentive Plan (the “Plan”)) to obtain shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) as set forth in this Notice of Grant of Restricted Stock Unit Award and Agreement (the “Agreement”) and the Plan. The RSUs are in all respects subject to continued employment or other association and all other terms and conditions of this Agreement.  By accepting this grant in accordance with the E*Trade online OptionsLink System, Participant is agreeing that Participant and Participant’s Spouse or domestic partner are bound by all of the terms of this Agreement with respect to such Award, and Participant: (a) acknowledges receipt of and represents that the Participant has read and is familiar with this Agreement, and the Plan in the form most recently prepared in connection with the registration with the Securities and Exchange Commission of shares issuable pursuant to the Plan, (b) accepts the grant subject to all of the terms and conditions of this Agreement, and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Plan Administrator upon any questions arising under this Agreement or the Plan.

1. Vesting

No portion of the shares of Common Stock that the Participant is entitled to receive will be issued until such portion has vested.  The RSUs shall vest with respect as provided in this Agreement, provided in each case that the Participant is then, and since the Award Date has remained, in Continuous Employment (as defined in the Plan).

2. [Performance Criteria and Attainment Levels

The award of RSUs will be granted contingent upon successfully achieving the [                    ] performance goal of [            ]. There is a minimum threshold set at [   ]% of [                   ]. No RSUs will be awarded below the [   ]% attainment level. For performance at and above [   ]%, the number of RSUs awarded will be based on a graduated slope, to be capped at [    ]% attainment as per Schedule 2.] [Optional for use with performance based units.]

3. Issuance of Common Stock

(a) Each vested RSU entitles the Participant to receive one share of Common Stock.

(b) As soon as practicable after each applicable anniversary of the Vesting Commencement Date, the Participant’s name shall be entered as the stockholder of record on the books and records of the transfer agent for the Company with respect to the shares of Common Stock underlying the vested RSUs upon compliance to the satisfaction of the Committee with all requirements under applicable laws or regulations in connection with such issuance and with the requirements of this Agreement and of the Plan.  The determination of the Committee as to such compliance shall be final and binding on the Participant.

(c) Until such time as shares of Common Stock have been issued to the Participant pursuant to Section 3(b) above, the Participant shall not have any rights as a holder of shares of Common Stock underlying the RSUs, including, but not limited to, voting rights, rights to receive dividends and other distributions with respect to Common Stock, and stockholder inspection rights.

4. Termination of Continuous Employment

The Participant’s right in any RSUs that are not vested as of the date on which the Participant’s Continuous Employment has ceased shall automatically terminate on such date, and such RSUs shall be canceled as provided under the Plan and shall be of no further force and effect.  In the event of termination of Continuous Employment, the Company, as soon as practicable following the effective date of termination, shall issue shares of Common Stock to the Participant (or the Participant’s designated beneficiary or estate executor in the event of Participant’s death) with respect to any RSUs which, as of the effective date of termination of Continuous Employment, have vested but for which shares of Common Stock had not yet been issued to the Participant.

5. Adjustments

If, from time to time during the term of this Agreement and to the extent provided under Section 8.1 of the Plan: (i) there is any stock dividend, distribution or dividend of cash or property, stock split, or other change in the character or amount of any of the outstanding securities of the Company; or (ii) there is any consolidation, merger or sale of all, or substantially all, of the assets of the Company; then in such event, any and all new, substituted or additional securities, cash or other property that Participant receives or to which the Participant is entitled by reason of the Participant’s ownership of the RSUs shall be immediately subject to the provisions of Section 1 and be deemed subject to the RSUs for all purposes with the same force and effect as the shares of Common Stock presently subject to this Agreement.

Subject to the terms of any other written agreement between the Participant and the Company related to the Participant’s employment by or other association with the Company and in accordance with Sections 8.1, 8.2, 8.4 and 8.5 of the Plan, the Committee may, if it so determines in the exercise of its sole discretion, also make provision for proportionately adjusting the number or class of securities covered by the RSUs, as well as the price to be paid therefor, in the event that the Company effects one or more Acquisitions, corporate separations, reorganizations, liquidations or other increases or reductions of shares of its outstanding Common Stock.

[If, following a Change of Control in which the RSUs have been assumed by the successor or acquiring entity as of the date thereof, in the event of the Participant’s Involuntary Termination of employment within 24 months after the effective date of the Change of Control the vesting of the assumed RSUs shall be accelerated such that the RSUs will so vest as of the effective date of such Involuntary Termination with respect to all Shares that would have become vested during such 24-month period but for the Change of Control and Involuntary Termination (assuming the Participant’s Continuous Employment).  An “Involuntary Termination” is one that occurs by reason of dismissal for any reason other than Misconduct or of voluntary resignation following:  (i) a change in position that materially reduces the level of the Participant’s responsibility, (ii) a material reduction in the Participant’s base salary, or (iii) relocation by more than 50 miles; provided that (ii) and (iii) will apply only if the Participant has not consented to the change or relocation. “Misconduct” shall mean the commission of any act of fraud, embezzlement or dishonesty by the Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Company (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business affairs of the Company (or any Parent or Subsidiary) in a material manner.  The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Company (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of the Participant.][Optional.]

6. Incorporation of General Terms and Conditions

Notwithstanding anything herein to the contrary, this Award shall be subject to and governed by all the terms and conditions of the Plan.  Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified in this Agreement.

7. Transferability

This Agreement is personal to the Participant, is non-assignable, and is not transferable in any manner, by operation of law, or otherwise, other than by will or the laws of descent and distribution.  This Award is available, during the Participant’s lifetime, only to the Participant, and thereafter, only to the Participant’s designated beneficiary.

8. Tax Withholding

The Participant shall not later than the date as of which the Award becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Company for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event.  The Participant may elect to have the minimum tax withholding obligation satisfied, in whole or in part, by (i) authorizing the company to withhold from shares of Common Stock to be issued, or (ii) authorizing the company to deduct cash payments from the Participant’s regularly scheduled payroll distributions that would satisfy the minimum required tax withholding amount due.

9. Tax Consequences

The Company makes no representation or warranty as to the tax treatment to the Participant of the Participant’s receipt of the Award or vesting of RSUs or upon Participant’s sale or other disposition of the Common Stock issued pursuant to the RSUs.  The Participant should rely on his or her own tax advisors for all such advice.

10. Miscellaneous

(a) Notice under this Agreement shall be given to the Company at its principal place of business, and shall be given to the Participant at the address set forth below, or in either case at such other address as one party may subsequently furnish to the other party in writing.

(b) This Agreement does not confer upon the Participant any rights with respect to continuation of employment by the Company or any of its subsidiaries.

(c) The Committee may amend the terms of this Agreement, prospectively or retroactively, provided that the Agreement as amended is consistent with the terms of the Plan, but no such amendment shall impair the Participant’s rights under this Agreement without the Participant’s consent.

(d) This Agreement shall be construed and enforced in accordance with the laws of California, without regard to the conflicts of laws principles thereof.

(e) This Agreement shall be binding upon and inure to the benefit of any successor or assign of the Company and any executor, administrator, trustee, guardian or other legal representative of the Participant.

(f) This Agreement may be executed in counterparts.  This Agreement and the Plan together constitute the entire agreement between the parties relative to the subject matter of this Agreement, and supersede all communications, whether written or oral, relating to the subject matter of this Agreement.

THIS AGREEMENT is binding upon the parties and entered into effective as of the date set forth in this Agreement.

CONSENT OF SPOUSE/DOMESTIC PARTNER

I, the Participant, hereby agree that my spouse’s/domestic partner’s interest in the shares of Common Stock subject to this Agreement shall be irrevocably bound by this Agreement’s terms.  I further agree that all community property interests of mine and my spouse’s or domestic partner’s in such shares, if any, shall similarly be bound by this Agreement and that such consent is binding upon our executors, administrators, heirs and assigns.  I represent and warrant to the Company that I have the authority to bind my spouse/domestic partner with respect to the RSUs.  I agree to execute and deliver such documents as may be necessary to carry out the intent of this Agreement and this consent.